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                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              DIGEX, INCORPORATED


     DIGEX, INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Corporation), hereby certifies as follows:

     1.  The name of the Corporation is DIGEX, INCORPORATED.

     2. This Amended and Restated Certificate of Incorporation amends and restates the Certificate of Incorporation of the Corporation dated June 4, 1996.

     3. This Amended and Restated Certificate of Incorporation was duly adopted by the sole stockholder of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as required by Section 228 thereof.

     4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated as herein set forth in full:

     FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is:

                              DIGEX, INCORPORATED

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to is 50,000,000 shares, consisting of 47,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 3,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any share of the
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Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation; provided, however, that in connection with the issuance or sale of any such shares or securities, the Board of Directors of the Corporation may, in its sole discretion, offer such shares or securities, or any part thereof, for purchase or subscription by the holders of shares of the Corporation, except as may otherwise be provided by this Certificate of Incorporation as from time to time amended.

     At all times, each holder of common stock of the Corporation shall be entitled to one vote for each share of Common Stock held by such stockholder standing in the name of such stockholder on the books of the Corporation.

     The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock from time to time in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof.

     The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determination of the following:

     (1) The number of shares constituting that series and the distinctive designation of that series;

     (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     (5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be

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redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (7) The right of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (8) Any other relative rights, preferences, and limitations of that series.

     FIFTH: The number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Advance notice of stockholder nominations for the election of directors and advanced notice of business to be brought by stockholders before an annual or special meeting shall be given in the manner provided in the By-Laws of the Corporation.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors

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shall shorten the term of any incumbent director.

     Any director may be removed from office, with or without cause, and only by the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FIFTH.

     SIXTH: Notwithstanding any other provision of this Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article SIXTH.

     SEVENTH: The board of directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation (except insofar as the By-Laws of the Corporation adopted by the stockholders shall otherwise provide). Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 6, Section 7, Section 9, Section 10 and Section 11 of Article II of the By-Laws of the Corporation and Section 1 and Section 2 of Article III of the By-Laws of the Corporation shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the voting power of all the shares of the Corporation entitled to vote generally in

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the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article SEVENTH.

     EIGHTH: The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors.

     NINTH: Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for the breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the law of the State of Delaware and this Certificate of Incorporation. All rights conferred upon stockholders herein are granted subject to this reservation.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly
executed by its Chief Executive Officer as of this     day of October, 1996.
                                                   ---

                                             DIGEX, INCORPORATED

                                             /s/ Christopher R. McCleary
                                             --------------------------------
                                             Christopher R. McCleary
                                             Chief Executive Officer

ATTEST:

/s/ William A. Pendley
---------------------------
William A. Pendley
Secretary